UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

January 17, 2006
(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On January 17, 2006, the Registrant issued a press release announcing that its real estate division, Griffin Land, entered into a letter of intent for the sale of approximately 130 acres of undeveloped land in the New England Tradeport, Griffin Land’s 600 acre industrial park located in Windsor and East Granby, Connecticut. Attached as Exhibit 99.1 to the Report is the Registrant’s January 17, 2006 press release, which is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1: Registrant's January 17, 2006 Press Release (attached hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: January 17, 2006

NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 653-4541

GRIFFIN ANNOUNCES LETTER OF INTENT FOR LAND SALE

NEW YORK, NEW YORK (January 17, 2006) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) today announced that its real estate division, Griffin Land, entered into a Letter of Intent for the sale of approximately 130 acres of undeveloped land in the New England Tradeport (the “Tradeport”), Griffin Land’s 600 acre industrial park located in Windsor and East Granby, Connecticut. The purchase price is $13 million in cash, before transaction expenses.

The completion of this transaction is contingent on a number of factors including: (i) executing a definitive purchase and sale agreement; (ii) obtaining all required approvals from governmental authorities for the purchaser’s proposed construction on the land to be sold; (iii) obtaining a certificate from the Connecticut State Traffic Commission (the “STC Certificate”) approving both the construction of the purchaser’s proposed facility and additional buildings by Griffin Land having more than an additional one million square feet of light industrial and warehouse space; and (iv) Griffin Land receiving satisfactory site plan approval for the additional square footage to be built under the STC Certificate. Griffin Land’s buildings, if built, would be built over a number of years on other Tradeport land currently held by Griffin Land. Griffin has no proposed tenants for this additional space which would be built over time based on anticipated demand. Griffin Land currently owns approximately 800,000 square feet of light industrial and warehouse space at Tradeport. The completion of this transaction is subject to the purchaser’s satisfactory completion of due diligence on the land to be sold. Obtaining the required approvals and due diligence on this transaction are expected to require a number of months with a closing expected to take place in mid 2006 if all conditions are satisfied.

If completed under its present terms, Griffin expects to record a substantial pretax gain from this proposed transaction. There is no assurance that such proposed transaction will be completed.

Griffin operates a real estate business under its Griffin Land division and a landscape nursery business, Imperial Nurseries, Inc.

Forward-Looking Statements:
This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved, including receiving the required governmental approvals for the development proposed under the land sale contemplated above, obtaining a satisfactory certificate from the Connecticut State Transportation Commission and completion of due diligence on the land by the purchaser. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin.